                                                                    Exhibit 4.3

Kemper Investors Life Insurance Company
A Stock Life Insurance Company
1600 McConnor Parkway
Schaumburg, Illinois 60196-6801                                          ZURICH
                                                                      LIFE LOGO


  RIGHT TO CANCEL - FREE LOOK PROVISION - At any time within 10 days of receiving this Contract You may return it to Us or to the representative through whom it was purchased. All Purchase Payments allocated to the Fixed Account, plus the Separate Account Contract Value plus Market Adjusted Values computed at the end of the valuation period following Our receipt of this Contract will then be refunded within 10 days:

  We agree to pay an Annuity to the Owner on the Annuity Date provided this Contract is in force on the Annuity Date.

  We further agree to pay the death benefit prior to the Annuity Date upon the death of an Owner when a death benefit is payable. Payment will be made upon Our receipt of due proof of death and the return of this Contract.

  This Contract is issued in consideration of the application and payment of a Purchase Payment. The provisions on this cover, and the pages that follow are part of this Contract.

  Signed for Kemper Investors Life Insurance. Company at its home office in Schaumburg, Illinois.




                      /s/ Debra P. Rezabek      /s/ Gail K. Caruso
                      --------------------      ---------------------
                           Secretary                President

  FLEXIBLE PREMIUM MODIFIED GUARANTEED,. FIXED AND VARIABLE DEFERRED ANNUITY

  NON-PARTICIPATING

  BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS. BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON GUARANTEE PERIOD VALUES, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA STATED IN THE CONTRACT SCHEDULE.

  READ YOUR CONTRACT CAREFULLY.

  Kemper Investors Life Insurance Company
  A Stock Life Insurance Company
  1600 McConnor Parkway
  Schaumburg, Illinois 60196-6801

  RIGHT TO CANCEL - FREE LOOK PROVISION - At any time within 1b.days of receiving this Contract You may return it to Us or to the representative through whom it was purchased. All Purchase Payments allocated to the Fixed Account plus the Separate Account Contract Value plus Market Adjusted Values computed at the end of the valuation period following Our receipt of this Contract will then be refunded within 10 days, after deduction of any applicable Purchase Payment value credit.

  We agree to pay an Annuity to the Owner on the Annuity Date provided this Contract is in force on the Annuity Date.

  We further agree to pay the death benefit prior to the Annuity Date upon the death of an Owner when a. death benefit is payable. Payment will be made upon Our receipt of due proof of death and the return of this Contract.

  This Contract is issued in consideration of the application and payment of a Purchase Payment. The provisions on this cover and the pages that follow are part of this Contract.

  Signed for Kemper Investors Life Insurance Company at its home office in Schaumburg, Illinois.

               /s/Debra P. Rezabek           /s/ Gail K. Caruso
               ----------------------      ---------------------
                     Secretary                    President


  FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY

  NON-PARTICIPATING

  BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT: REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

  BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON GUARANTEE PERIOD. VALUES, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA STATED IN THE CONTRACT SCHEDULE.

  READ YOUR CONTRACT CAREFULLY.

                                TABLE OF CONTENTS

                                                                                                              Page

 ANNUITY OPTION TABLE                                                                            Follows Page 16
 ANNUITY PERIOD PROVISIONS                                                                                 11-16
       Annuity Options                                                                                        11
       Option 1 Fixed Installment Annuity                                                                     11
       Option 2 .Life Annuity                                                                                 11
       Option 3 Life Annuity with Installments Guaranteed                                                     11
       Option 4 Joint and Survivor Annuity                                                                    11
       Option 5 Joint and Survivor Annuity with Installments Guaranteed                                       11
       Other Options                                                                                          11
       Commutability                                                                                          12
       Election of Annuity Option                                                                             12
       Electing a Fixed or Variable Annuity Option                                                            13
       Fixed Annuity                                                                                          13
       Variable Annuity                                                                                       13
       Annuity Unit Value                                                                                     14
       Basis of Annuity Options                                                                               14
       Withdrawal Charge upon Annuitization                                                                   14
       Transfers During the Annuity Period                                                                    14
       Transfers Between Subaccounts                                                                          14
       Transfers from the Fixed Account                                                                       15
       Transfers to the Fixed Account                                                                         15
       Payment of Death Benefits During the Annuity Period                                                    15
       Disbursement Upon Death of Annuitant: Under Options 1 or 3                                             15
       Supplementary Agreement                                                                                16
       Date of First Payment                                                                                  16
       Evidence of Age, Sex and Survival                                                                      16
       Misstatement of Age or Sex                                                                             16
 CONTRACT SCHEDULE                                                                     Follows Table of Contents
 DEATH BENEFIT PROVISIONS                                                                                   9-11
       Amount Payable Upon Death                                                                               9
       Payment of Death Benefits During the Accumulation Period                                               10
       Spousal Continuation                                                                                   10
 DEFINITIONS                                                                                                 1-3

 ENDORSEMENTS, if any                                                                Follow Annuity Option Table

 FIXED ACCOUNT PROVISIONS                                                                                      5
       Fixed Account Contract Value                                                                            5

 GENERAL PROVISIONS                                                                                          3-4
       The Entire Contract                                                                                     3
       Modification of Contract                                                                                3
       Incontestability                                                                                        3
       Change of Annuity Date                                                                                  3
       Assignment                                                                                              3
       Due Proof of Death                                                                                      3
       Reserves, Contract Values and Death Benefits                                                            3
       Non-Participating                                                                                       3
       Reports                                                                                                 3
       Premium Taxes                                                                                           4
       Creditors                                                                                               4

                                TABLE OF CONTENTS

                                                                                     Page
 GUARANTEE PERIOD PROVISIONS
          Guarantee Period                                                             6
          Guaranteee Period Value                                                      6
          Market Value Adjustment                                                      6
 OWNER, BENEFICIARY AND ANNUITANT PROVISIONS                                         4-5
          Owner                                                                        4
          Change of Ownership                                                          4
          Beneficiary Designation and Change of Beneficiary                            4
          Death of Beneficiary                                                         4
          Annuitant                                                                    5
 PURCHASE PAYMENT PROVISIONS                                                           5
          Purchase Payment Limitations                                                 5
          Place of Payment                                                             5
 TRANSFER AND WITHDRAWAL PROVISIONS                                                  8-9
          Transfers During the Accumulation Period                                     8
          Withdrawals During the Accumulation Period                                   8
          Withdrawal Charges                                                           8
          Transfers and Withdrawal Procedures                                          9
          Deferment of Withdrawal or Transfer                                          9
 VARIABLE ACCOUNT PROVISIONS                                                         6-7
          Separate Account                                                             6
          Liabilities of the Separate Account                                          6
          Subaccounts                                                                  6
          Fund                                                                         7
          Rights Reserved by the Company                                               7
          Accumulation Unit Value                                                      7
          Investment Experience Factor                                                 7

[GRAPHIC REMOVED HERE]

                                Contract Schedule

 Contract Number:               KI10000000

 Initial Purchase Payment:      $10,000.00

 Owner:                         John Doe

 Owner Date of Birth:           02/05/66

 Annuitant:                     John Doe

 Sex                            Male

 Annuitant Date of Birth:


 [Date of Continuance:          N/A

 Annuity Date:                  June 1, 2021

 Maximum Age at                 Later of the original youngest annuitant's 91st
 Annuitization:                 birthday or 10 years from issue

 Beneficiary(ies):
  Primary:                      James Doe
  [Contingent:                  Jane Doe]


 Guaranteed Retirement
 Income Benefit rider:          YES
 GRIB Effective Date            June 1, 2001
 Earliest GRIB Exercise
 Date                           June 1, 2008

 Value Credit rider:            [YES]

 Earnings Enhanced Death
 Benefit rider:                 [YES]

 Representative:                Richard Smith
                                ABC Agency Inc.

 Issue Date:                    June 1, 2001

 Type of Contract:              Nonqualified

 Joint Owner:                   Mary Doe

 Joint Owner Date of Birth:     05/02/66

 Joint Annuitant:               Mary Doe

 Sex:                           Female

 Joint Annuitant Date of Birth: 05/02/66

                                Contract Schedule



Initial Purchase Payment Allocation:       Allocation   Initial Annual Effective
                                           Percentage        Interest Rates*
                                           ----------        ---------------


        Scudder Capital Growth                 2%                 5.25%
        Fixed Account                          2%
        Scudder International                  2%
        SVS Growth and Income                  2%
        Scudder Global Blue Chip               2%
        SVS Dynamic Growth                     2%
        Scudder Contrarian Value               2%
        Scudder Blue Chip                      2%
        SVS Focus Value+Growth                 2%
        Scudder Aggressive Growth              2%
        Scudder Growth and Income              2%
        Scudder High Yield                     2%
        Scudder Total Return                   2%
        SVS Venture Value                      2%
        Alger American Balanced                2%
        Scudder Investment Grade Bond         34%
        Scudder Government Securities         34%
        Money Market 1





        * Additional amounts may be credited under a dollar cost averaging program. The interest rate has been adjusted to reflect the cost of riders elected by the Owner.

                                Contract Schedule

 Fixed accumulation options:

        Fixed Account

 Market Value Adjustment options:

        1 Year Guarantee Period Account
        2 Year Guarantee Period Account
        3 Year Guarantee Period Account
        4 Year Guarantee Period Account
        5 Year Guarantee Period Account
        6 Year Guarantee Period Account
        7 Year Guarantee Period Account
        8 Year Guarantee Period Account
        9 Year Guarantee Period Account
        10 Year Guarantee Period Account


Variable accumulation options available on Issue Date:

        Alger American Balanced
        Alger American Leveraged AllCap
        Credit Suisse Warburg Pincus Trust-Emerging Markets
        Credit Suisse Warburg Pincus Trust-Global Post-Venture Capital Dreyfus I.P. MidCap Stock
        The Dreyfus Socially Responsible Growth Fund, Inc. I
        NVESCO VIF-Utilities Fund
        Scudder 21st Century Growth
        Scudder Capital Growth
        Scudder Global Discovery
        Scudder Growth and Income
        Scudder Health Sciences
        Scudder International
        Scudder Aggressive Growth
        Scudder Blue Chip
        Scudder Contrarian Value
        Scudder Global Blue Chip
        Scudder Government Securities
        Scudder Growth
        Scudder High Yield
        Scudder International Research
        Scudder Investment Grade Bond
        Scudder Money Market 1
        Scudder Money Market 2
        Scudder New Europe
        Scudder Small Cap Growth
        Scudder Small Cap Value
        Scudder Strategic Income
        Scudder Technology Growth
        Scudder Total Return
        SVS Dreman Financial Services
        SVS Dreman High Return Equity
        SVS Dynamic Growth
        SVS Focus Value+Growth
        SVS Focused Large Cap Growth
        SVS Growth And Income
        SVS Growth Opportunities
        SVS Index 500
        SVS Mid-Cap Growth
        SVS Strategic Equity
        SVS Venture Value

                                Contract Schedule

 Minimum Initial Purchase Payment                               [$10,000]

 Minimum Subsequent Purchase Payment:
 *$100 if using Systematic Accumulation Plan                    [$500 for nonqualified
                                                                contracts, $50 for all other
                                                                contract types] Maximum

 Total Purchase Payments:                                       [$1,000,000]

 Minimum Initial Account Allocation:                            [$500 for each subaccount,
                                                                fixed account or each GPAJ

 Minimum Subsequent Account Allocation:                         [$50 for each subaccount or
                                                                fixed account. $500 for each
                                                                GPAJ

 Minimum Contract Value after a Partial Withdrawal:             [$5,000]



                             Withdrawal Charge Table

 Years elapsed since purchase
 payments were received                                   Withdrawal Charge
 ----------------------                                   -----------------
     Less than one                                              8.50%
     One but less than two                                      8.50%
     Two but less than three                                    8.50%
     Three but less than four                                   8.50%
     Four but less than five                                    7.50%
     Five but less than six                                6.50(degree)/a
     Six but less than seven                                    5.50%
     Seven but less than eight                                  3.50%
     Eight but less than nine                              1.50(degree)/a
     Nine or more                                               0.00%

 The withdrawal charge percentage is applied against the original amount of each purchase payment. A free withdrawal of the greater of 1.) Purchase payments not subject to a withdrawal charge, less withdrawals attributable to these purchase payments, 2.) 10% of the free withdrawal base or 3) Earnings, is available each Contract Year. Earnings is equal to the Contract Value less the free withdrawal base. The free withdrawal base is the amount of the purchase payments that are subject to a withdrawal charge minus withdrawals from those purchase payments (including any withdrawal charges) that were previously assessed a withdrawal charge.

                                Contract Schedule

 Minimum Initial Purchase Payment                         [$10,000]

 Minimum Subsequent Purchase Payment:

 *$100 if using Systematic Accumulation Plan              [$500 for nonqualified

                                                          contracts, $50 for all other

                                                          contract types]

 Maximum Total Purchase Payments:                         [$1,000,000]

 Minimum Initial Account Allocation:

                                                          [$500 for each subaccount,
                                                          fixed account or each  GPA.]


 Minimum Subsequent Account Allocation:                   [$50 for each subaccount or
                                                          fixed account. $500 for each
                                                          GPA.]

 Minimum Contract Value after a Partial Withdrawal:       [$5,000]



                             Withdrawal Charge Table

  Years elapsed since purchase
  payments were received                          Withdrawal Charge
      Less than one                               7.00%
      One but less than two                       6.00%
      Two but less than three                     5.00%
      Three but less than four                    5.00%
      Four but less than five                     4.00%
      Five but less than six                      3.00%
      Six but less than seven                     2.00%
      Seven or more                               0.00%

 The withdrawal charge percentage is applied against the original amount of each purchase payment. A free withdrawal of the greater of 1.) Purchase payments not subject to a withdrawal charge, less withdrawals attributable to these purchase payments, 2.) 10% of the free withdrawal base or 3) Earnings, is available each Contract Year. Earnings is equal to the Contract Value less the free withdrawal base. The free withdrawal base is the amount of the purchase payments that are subject to a withdrawal charge minus withdrawals from those purchase payments (including any withdrawal charges) that were previously assessed a withdrawal charge.

                                Contract Schedule

 Fixed Account

        The initial fixed account interest rate with respect to a purchase payment is guaranteed through the Contract Year in which a purchase payment is received. Additional amounts may be credited under a dollar cost averaging program. The interest rate is reduced for the cost of riders elected by the Owner.

        The interest rate will never be less than the minimum guaranteed interest rate.

        The subsequent fixed account interest rate period is one Contract Year.

        Minimum guaranteed interest rate:                             3.00%

 Charges

 Mortality and Expense Risk charge:                    [1.30%]

 Administration charge:                                [0.15%]

 [Value Credit rider charge:]                          [0.40% for contract years
                                                       1-15]

 [Earnings Enhanced Death Benefit rider charge:]       [0.25% prior to the
                                                       Contract Anniversary
                                                       following the oldest
                                                       Owner's 81/st/ birthday,
                                                       0.85% thereafter]

 [Guaranteed Retirement Income Benefit rider

 charge:]                                              [0.45%]

        The above annual charges will be assessed as a ,daily percentage on the Separate Account Contract Value. Interest rates are reduced for the cost of riders elected by the Contract Owner but never below the minimum guaranteed interest rate.

 Records Maintenance Charge:                           [$30] per contract year

        We will assess an annual records maintenance charge on each Contract Anniversary and upon total withdrawal. However, if the Contract Value is greater than or equal to [$50,000] on a Contract Anniversary or date of total withdrawal, we will not assess the records maintenance charge on that Contract Anniversary or date of total withdrawal. We will not assess this charge after the Annuity Date.

                                Contract Schedule

 Market Value Adjustment Formula

      The Market Value Adjustment is determined by the application of the following formula:

      Market Value Adjustment = Guarantee Period Value x [[(1+I) / (1+J)] T/365 -1]

      Where,

      I is the guaranteed interest rate being credited to the Guarantee Period Value subject to the Market Value Adjustment.

      J is the current interest rate declared by the Company reduced for the cost of riders elected by the Owner, as of the effective date of the application of the Market Value Adjustment, for current allocation to a Guarantee Period, the length of which is equal to the balance of the Guarantee Period for the Guarantee Period Value subject to the Market Value Adjustment, rounded to the next higher number of completed years.

      T is the number of days remaining in the Guarantee Period.

  DEFINITIONS                   ACCUMULATED GUARANTEE PERIOD VALUE - The sum of
                                the Guarantee Period Values.

                                ACCUMULATION PERIOD - The period between the
                                Issue Date and the Annuity Date.

                                ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of each Subaccount. Each Subaccount will have an Accumulation Unit for each combination of charges.

                                ADMINISTRATION CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value for a portion of Our administrative costs.

                                AGE - The attained age.

                                ANNIVERSARY VALUE - The Contract Value
                                calculated on each Contract Anniversary during the Accumulation Period. _

                                ANNUITANT - The person during whose lifetime the Annuity is to be paid. Joint Annuitants may be named under Non-qualified Contracts and any reference to Annuitant shall include joint Annuitants.

                                ANNUITY - A series of payments paid in
                                accordance with this Contract which begin on the Annuity Date.

                                ANNUITY DATE - The date on which this Contract matures and Annuity payments begin. The original Annuity Date is stated in the Contract Schedule. It must be at least two years from the Issue Date and no later than the Maximum Age at Annuitization as stated in the Contract Schedule. The Annuity Date can be changed, but not beyond the maximum Age.

                                ANNUITY PERIOD - The period that starts on the Annuity Date.

                                ANNUITY UNIT - An accounting unit of measure used to calculate the amount of Variable Annuity payments after the first Annuity payment.

                                CONTRACT ANNIVERSARY - An anniversary of the
                                Issue Date

                                OWNER - See "You, Your, Yours" below

                                CONTRACT VALUE - The sum of the Fixed Account Contract Value plus the Separate Account Contract Value plus the Accumulated Guarantee Period Value.

                                CONTRACT YEAR - A one year period starting on the Issue Date and successive Contract Anniversaries.

                                DEBT - The principal of any outstanding loan plus any accrued interest. Loans are available under certain Qualified Plans.

                                FIXED ACCOUNT - The General Account of KILICO to which an Owner may allocate all or a portion of Purchase Payments or Contract Value.

                                FIXED ACCOUNT CONTRACT VALUE - The value of amounts allocated under the Contract to the Fixed Account.

                                FIXED ANNUITY - An Annuity payment plan that does not vary as to dollar amount with investment experience.

                                FUND - An investment company or separate series thereof, in which the Subaccounts of the Separate Account invest.

                                GENERAL ACCOUNT - Our assets other than those allocated to the Separate Account, the non-unitized separate account or any other separate account.

                                 GUARANTEE PERIOD - A period of time during which an amount is to be credited with a guaranteed interest rate, subject to a Market Value Adjustment prior to the end of the Guarantee Period. The Guarantee Periods initially offered are stated in the Contract Schedule.

                                 GUARANTEE PERIOD VALUE - The (1) Purchase
                                 Payment allocated or amount transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals, previously assessed withdrawal charges and transfers; adjusted for
                                 (4) any applicable Market Value Adjustment previously made.

                                 ISSUE DATE - The Issue Date stated in the
                                 Contract Schedule.

                                 MARKET ADJUSTED VALUE - A Guarantee Period
                                 Value adjusted by the Market Value Adjustment formula prior to the end of a Guarantee Period.

                                 MARKET VALUE ADJUSTMENT - An adjustment of
                                 Guarantee Period Values in accordance with the Market Value Adjustment formula prior to the end of the Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The Market Value Adjustment formula is stated in the Contract Schedule.

                                 MORTALITY AND EXPENSE RISK CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value. It is for Our assumption of mortality risks and expense guarantees. This charge is shown in the Contract Schedule.

                                 NONQUALIFIED - This Contract issued other than as a Qualified Plan.

                                 PAYEE - A recipient of periodic payments under the Contract.

                                 PURCHASE PAYMENTS - The dollar amount We receive in U.S. currency to buy the benefits this Contract provides.

                                 QUALIFIED PLAN - A Contract issued under a retirement plan which qualifies for favorable income tax treatment under Section 401, 403, 408; 408A, or 457 of the Internal Revenue Code as amended.

                                 If this Contract is issued under a Qualified
                                 Plan additional provisions may apply. The rider or amendment to this Contract used to qualify it under the applicable section of the Internal Revenue Code will indicate the extent of change in the provisions.

                                 RECORDS MAINTENANCE CHARGE - A charge assessed against Your Contract as specified in the Contract Schedule.

                                 SEPARATE ACCOUNT - A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 known as the KILICO Variable Annuity Separate Account.

                                 SEPARATE ACCOUNT CONTRACT VALUE - The sum of the Subaccount Values of this Contract on a Valuation Date.

                                 SUBACCOUNTS - The subdivisions of the Separate Account, the assets of which consist solely of shares of the corresponding Fund portfolio.

                                 SUBACCOUNT VALUE - The value of Your interest in each Subaccount.

                                 VALUATION DATE - Each business day that
                                 applicable law requires that We value the assets of the Separate Account. Currently this is each day that the New York Stock Exchange is open for trading.

                                 VALUATION PERIOD - The period that starts at the close of a Valuation Date and ends at the close of the next succeeding Valuation Date.

                                 VARIABLE ANNUITY - An Annuity payment plan which varies as to dollar amount because of Subaccount investment experience.

                                 WE, OUR, US - Kemper Investors Life Insurance Company, Schaumburg, Illinois.

                                 YOU, YOUR, YOURS - The party(s) named as Owner unless later changed as provided in this Contract. Under a Nonqualified Contract when more than one person is named as Owner, the terms "You," "Your,""Yours," means joint Owners. The Owner may be changed during the lifetime of the Owner and prior to the Annuity Date. The Owner, prior to distribution of any death benefit, has the exclusive right to exercise every option and right conferred by this Contract.


 GENERAL PROVISIONS

 The Entire Contract             This Contract, any written application
                                 attached to this Contract, and any endorsements and riders constitute the entire contract between the parties.

 Modification of Contract        Only Our president, secretary and assistant
                                 secretaries have the power to approve
                                 a change or waive any provisions of this Contract. Any such modifications must be in writing. No agent or person other than the officers named has the authority to change or waive the provisions this Contract.

                                 Upon notice to You, this Contract may be modified by Us as is necessary to comply with any law or regulation issued by a governmental agency to which We or the Separate Account is subject or as is necessary to assure continued qualification of this Contract under the Internal Revenue Code or other laws relating to retirement plans or annuities or as otherwise may be in Your best interest. In the event of a modification, We may make appropriate endorsement to this Contract and We will obtain all required regulatory approvals.


 Incontestability                We cannot contest this Contract after it has
                                 been in force for two years from the Issue
                                 Date.



 Change of Annuity Date          You may write to Us prior to the death of an
                                 Owner and the first Annuity payment date and request a change of the Annuity Date. The new
                                 Annuity Date must not be earlier than two years from the Issue Date or beyond the Maximum
                                 Age at Annuitization as stated in the Contract
                                 Schedule.


 Assignment                      No assignment under this Contract is binding
                                 unless We receive it in writing. We assume no responsibility for the validity or sufficiency of any assignment. The rights of the Owner, Annuitant and beneficiary are subject to the assignment after it has been recorded by Us.
                                 Any claim is subject to proof of interest of the assignee.

                                 We must receive written proof of death of the Owner when a death benefit is payable. The proof may be a certified death Contract, or any other proof satisfactory to Us.

 Due Proof of Death


 Reserves, Contract              All reserves are equal to or greater than those
 Values and Death Benefits       required by statute. Any available Contract are
                                 Value and Death Benefit not less than the minimum benefits required by the statutes of the state in which the Contract is delivered.

 Non-Participating               This Contract does not pay dividends. It will
                                 not share in Our surplus or earnings.


 Reports At least once each Contract Year We will send You a statement showing Purchase Payments received, interest credited, investment experience, and charges made since the last report, as well as any other information required by statute.

  Premium Taxes                       On any Contract subject to state or local
                                      local premium taxes, the tax will be
                                      deducted from: (a) the Contract Value upon total withdrawal; or (b) from the total
                                      Contract Value applied to an Annuity
                                      option.

  Creditors                           The proceeds of this Contract and any
                                      payment under an Annuity option will be
                                      exempt from the claim of creditors and
                                      from legal process to the extent permitted by law.

  OWNER, BENEFICIARY AND ANNUITANT PROVISIONS

  Owner                               Before the Annuity Date and prior to the
                                      death of an Owner, You may exercise every
                                      option and right conferred by this
                                      Contract including the right of
                                      assignment. The joint Owners must agree to
                                      the exercise of any option or right if
                                      more than one Owner is named.
  Change of Ownership                 You may change the Owner by
                                      written request before the Annuity Date
                                      and prior to the death of an Owner. You
                                      must furnish information sufficient to
                                      clearly identify the new Owner to Us. The
                                      change is subject to any existing
                                      assignment of this Contract. After We
                                      receive the change, it will take effect on
                                      the date the written notice is signed.
                                      However, any action taken by Us before the
                                      change is recorded by Us remains in
                                      effect. Any change is subject to the
                                      payment of any proceeds. We may require
                                      You to return this Contract to Us for
                                      endorsement of a change.
  Beneficiary Designation and         The beneficiary initially designated is
  Change of Beneficiary               shown in the Contract Schedule. In the
                                      case of hange of joint owners, the
                                      surviving joint Owner is automatically
                                      the beneficiary of any death benefit
                                      resulting from the death of a joint Owner.
                                      You may change the beneficiary if You send
                                      Us written notice in a form acceptable to Us. Changes are subject to the following conditions:

                                      1.  Prior to the Annuity date the change
                                           must be filed while You are alive;
                                      2.  After the Annuity Date the change must
                                           be filed while You and the Annuitant
                                           (s) are alive;
                                      3.  This Contract must be in force at the
                                           time You file a change;
                                      4.  Such change must not be prohibited by
                                           the terms of an existing assignment,
                                           beneficiary designation or other
                                           restriction;
                                      5.  After We receive the change, it will
                                           take effect on the date the written
                                           notice was signed. However, any
                                           action taken by Us before the change
                                           form is recorded by Us will remain in
                                           effect;
                                      6.  The request for change must provide
                                           information sufficient to identify
                                           the new beneficiary; and
                                      7.  In the case of joint Owners, the
                                           designation of a beneficiary other
                                           than the surviving joint Owners will
                                           be void.

                                      We may require You to return this Contract to Us for endorsement of a change.

  Death of Beneficiary                The interest of a beneficiary who dies
                                      before the distribution of the death
                                      benefit will pass to the other
                                      beneficiaries, if any, share and share
                                      alike, unless otherwise provided in the
                                      beneficiary designation. If no beneficiary survives or is named, the distribution will be made to Your estate when the You die.

  Annuitant                      The initial Annuitant is shown in the Contract
                                 Schedule. Prior to the Annuity Date, an
                                 Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies, the youngest Owner will become the new Annuitant unless a new Annuitant is otherwise named. Upon the death of an Annuitant prior to the Annuity Date, a death benefit is not paid unless the Owner is a non-natural person.

  PURCHASE PAYMENT PROVISIONS

  Purchase Payment               The Minimum Initial Purchase Payment,
  Limitations                    Subsequent Purchase Payment, and  maximum total
                                 Purchase Payment limits are shown in the Contract Schedule.

                                 The minimum initial allocation or transfer to a Guarantee Period, Fixed Account, or to a Subaccount is shown in the Contract Schedule.

                                 We reserve the right to waive or modify these limits and to not accept any Purchase Payment.

  Place of Payment               All Purchase Payments under this
                                 Contract must be paid to Us at Our home office or such other location as We may select. We will notify You and any other interested parties in writing of such other locations.
                                 Purchase Payments received by an agent will not be considered received by Us.

  FIXED ACCOUNT PROVISIONS

  Fixed Account                  The Fixed Account Contract Value includes:

  Contract Value                 1. Your Purchase Payments allocated to the
                                    Fixed Account; plus

                                 2. amounts transferred to the Fixed Account;
                                    plus

                                 3. interest credited; minus

                                 4. withdrawals, previously assessed withdrawal
                                    charges and transfers from the Fixed
                                    Account, minus

                                 5. any applicable portion of the Records
                                    Maintenance Charge.

                                 In determining the amount of interest credited, the interest rate will be adjusted for the cost of any riders in effect under this Contract but never below the minimum guaranteed interest rate stated in the Contract Schedule.

                                 The initial Fixed Account interest rate
                                 credited to the initial Purchase Payment is shown in the Contract Schedule and is in effect through the period also shown in the Contract Schedule. We will declare the Fixed Account interest rate applicable to the initial Purchase Payment for each such subsequent interest rate period at the beginning of each subsequent interest rate period shown in the Contract Schedule.

                                 We will declare the Fixed Account interest rate with respect to each subsequent Purchase Payment or transfer received. Any such Purchase Payment or transfer We receive will be credited that rate through the end of the interest rate period shown in the Contract Schedule. We will declare the Fixed Account interest rate applicable to each subsequent Purchase Payment or transfer for such interest rate period at the beginning of each subsequent interest rate period. We reserve the right to declare the Fixed Account current interest rate(s) based upon the Issue Date, the date We receive a Purchase Payment or the date of account transfer.

                                 Adding, deleting or modifying a rider will result in a change to the interest rate we credit to the Fixed Account but never below the minimum guaranteed interest rate stated in the Contract Schedule. .

                                 We calculate the interest credited to the Fixed Account by compounding daily, at daily interest rates, rates that would produce at the end of 12 months a result identical to the one produced by applying an annual interest rate.

                                 The minimum guaranteed Fixed Account interest rate is shown in the Contract Schedule.

  GUARANTEE PERIOD PROVISIONS

  Guarantee Period              We hold all amounts allocated to a Guarantee
                                Period in a non-unitized separate account. The
                                non-unitized separate account may also hold
                                amounts from other contracts and certificates we
                                issue. The assets of this separate account equal
                                to the reserves and other liabilities of this
                                separate account will not be charged with
                                liabilities arising out of any other business we
                                may conduct. The initial Guarantee Periods
                                available under this Contract are shown in the
                                Contract Schedule.
  Guarantee Period Value        On any Valuation Date, the Guarantee Period
                                Value includes:

                                1. Your Purchase Payments allocated to the
                                   Guarantee Period; plus

                                2. amounts transferred to the Guarantee Period;
                                   plus

                                3. interest credited; minus

                                4. withdrawals, previously assessed withdrawal
                                   charges and transfers from the Guarantee
                                   Period; minus

                                5. any applicable portion of the Records
                                   Maintenance Charge; adjusted for

                                6. any applicable Market Value Adjustment
                                   previously made.

                                In determining the amount of interest credited, the interest rate will be adjusted for the cost of any riders in effect under this Contract.

                                The Guarantee Period(s) initially elected and the interest rate(s) initially credited are shown in the Contract Schedule. The initial interest rate credited to subsequent Purchase Payments or transfers will be declared at the time the payment is received. At the end of a Guarantee Period, We will declare a guaranteed interest rate applicable for the next subsequent Guarantee Period.

                                We calculate the interest credited to the Guarantee Period Value by compounding daily, at daily interest rates, rates which would produce at the end of 12 months a result identical to the one produced by applying an annual interest rate. Adding, deleting or modifying a rider will result in a change to the interest rate we credit to the Guarantee Period.

  Market Value                  The Market Value Adjustment formula is stated in
  Adjustment                    the Contract Schedule. This formula is
                                applicable for both an upward and. downward adjustment to a Guarantee Period Value when, prior to the end of a Guarantee Period, such value is:

                                1. taken as a total or partial withdrawal;

                                2. applied to purchase an Annuity option; or

                                3. transferred to another Guarantee Period, the
                                   Fixed Account, or a Subaccount.

                                However, a Market Value Adjustment will not be applied to any Guarantee Period Value transaction effected within 30 days after the end of the applicable Guarantee Period.

  VARIABLE ACCOUNT PROVISIONS

  Separate Account              The variable benefits under this Contract are
                                provided through the KILICO Variable Annuity
                                Separate Account. The Separate Account is registered with the Securities and Exchange
                                Commission as a unit investment trust under the Investment Company Act of 1940. It is a separate investment account maintained by Us into which a portion of Our assets has been allocated for this Contract and may be allocated for certain other contracts and certificates we issue.

  Liabilities of the            The assets equal to the reserves and other
  Separate Account.             liabilities of the Separate Account will not be
                                charged with liabilities arising out of any other business We may conduct. We will value the assets of the Separate Account on each Valuation
                                Date.

  Subaccounts                   The Separate Account consists of multiple
                                Subaccounts. We may from time to time, combine or remove Subaccounts in the Separate Account and establish additional Subaccounts of the Separate Account. In such event, We may permit
                                You to select other Subaccounts under the Contract. However, the right to select any other
                                Subaccount is limited by the terms and
                                conditions We may impose on such transactions.

 Fund Each Subaccount of the Separate Account will buy shares of a Fund or a separate series of a Fund. Each Fund is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Each series of a Fund represents a separate investment portfolio which corresponds to one of the Subaccounts of the Separate Account.

                                 If We establish additional Subaccounts, each new Subaccount will invest in a new series of a Fund or in shares of another investment company. We may also substitute other investment companies.

 Rights Reserved by              We reserve the right, subject to compliance
 the Company                     with the current law or as it may bechanged in
                                 the future:

                                 1. To operate the Separate Account in any form permitted under the investment Company Act of 1940 or in any other form permitted by law;

                                 2. To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

                                 3. To transfer any assets in any Subaccount to another Subaccount or to one or more Separate Accounts, or the General Account, or to add, combine or remove Subaccounts in the Separate Account;

                                 4.  To delete the shares of any of the
                                     portfolios of a Fund or any other open-end investment company and to substitute, for the Fund shares held in any Subaccount, the shares of another portfolio of a Fund or the shares of another investment company or any other investment permitted by law; and

                                 5. To change the way We assess charges, but not to increase the aggregate amount above that currently charged to the Separate Account and the Funds in connection with this Contract.

                                 When required by law, We will obtain Your approval of such changes and the approval of any regulatory authority.

 Accumulation Unit Value         Each Subaccount has an Accumulation Unit value
                                 for each combination of charges. When Purchase
                                 Payments or other amounts are allocated to a Subaccount, a number of units are purchased based on the relevant Accumulation Unit value of the Subaccount at the end of the Valuation
                                 Period during which the allocation is made.
                                 When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner.

                                 The value of a Subacccount on any Valuation
                                 Date is the number of units held in the
                                 Subaccount times the relevant Accumulation Unit value on that Valuation Date.

                                 An Accumulation Unit value for each subsequent Valuation Period is the relevant investment experience factor for that period multiplied by the Accumulation Unit value for the period immediately preceding. The Accumulation Unit values for each Valuation Period are applied to each day in a valuation period. The number of Accumulation Units will not change as a result of investment experience; however, adding, deleting or modifying a rider for this Contract will result in a change in the number of Accumulation Units.

 Investment Experience           Each Subaccount has an investment experience
 Factor                          factor for each combination of charges.

                                 The investment experience factor of a
                                 Subaccount for a combination of charges for a Valuation Period is determined by dividing 1. by 2. and subtracting 3. from the result, where:

                                 1.   is the net result of:
                                         a.  the net asset value per share of
                                         the investment held in the Subaccount
                                         determined at the end of the current
                                         Valuation Period; plus
                                         b.  the per share amount of any
                                         dividend or capital gain distributions
                                         made by the investments held in the
                                         Subaccount, if the "ex-dividend" date
                                         occurs during the current Valuation
                                         Period; plus or minus
                                         c.  a credit or charge for any taxes
                                         reserved for the current Valuation
                                         Period which We determine resulted from
                                         the investment operations of the
                                         Subaccount;
                                 2.   is the net asset value per share of the
                                      investment held in the Subaccount,
                                      determined at the end of the last
                                      Valuation Period;

                                 3. is the factor representing the sum of the Separate Account charges currently applicable for the number of days in the Valuation Period.

  TRANSFER AND WITHDRAWAL PROVISIONS

  Transfers During the           Transfers may be made among the Subaccounts,
  Accumulation Period            Guarantee Periods and the  Fixed Account
                                 subject to the following conditions:

                                 1. The minimum amount which may be transferred is the Minimum Subsequent Account Allocation stated in the Contract Schedule or, if smaller, the remaining value in the Fixed Account or a Subaccount or Guarantee Period.

                                 2.  No partial transfer will be made if the
                                     remaining value of the Fixed Account,
                                     Subaccount, or Guarantee Period will be
                                     less than the Minimum Initial Account
                                     Allocation stated in the Contract Schedule.

                                 3.  No transfer may be made within seven
                                     calendar days of the date on which the
                                     first Annuity payment is due.

                                 4.  We reserve the right to impose a 15
                                     calendar day waiting period between
                                     transfers for any transfer in excess of 12 in _ a Contract Year.

                                 5.  We reserve the right to assess a $10.00
                                     charge for each transfer in excess of 12 in a Contract Year.

                                 6.  Any transfer from a Guarantee Period is
                                     subject to a Market Value Adjustment unless the transfer is effected within thirty days after the end of the applicable Guarantee Period.

                                 Any transfer request must clearly specify:

                                 1. the amount which is to be transferred; and
                                 2. the names of the accounts which are
                                 affected.

                                 For the Fixed Account and Guarantee Period accounts, We will transfer Purchase Payments and all related accumulation received in a given Contract Year, in the chronological order We receive them.

                                 We reserve the right at any time and without notice to any party, to terminate, suspend, or modify these transfer rights.

 Withdrawals During the          During the Accumulation Period, You may
 Accumulation Period             withdraw all or part of the Contract Value
                                 reduced by any withdrawal charge, Debt and applicable premium taxes, and adjusted by any applicable Market Value Adjustment. The Market
                                 Value Adjustment formula will be applied to the applicable portion of the total value withdrawn unless such withdrawal is effected within thirty days after the end of the applicable
                                 Guarantee Period. We must receive a written request that indicates the amount of the withdrawal from the Fixed Account and each Subaccount and Guarantee Period. You must return the Contract to Us if You elect a total withdrawal.

                                 Withdrawals are subject to all of the following conditions:

                                 1. Each withdrawal must be at least $500 or the
                                    value that remains in the Fixed Account, Subaccount or Guarantee Period if smaller.

                                 2. The Minimum Subsequent Account Allocation
                                    stated in the Contract Schedule must remain in the account after You make a withdrawal unless the account is eliminated by such withdrawal.

                                3.  Withdrawals will reduce each investment
                                    option on a proportional basis unless You direct Us otherwise.

                                4. If a partial withdrawal would reduce the Contract Value to less than the Minimum Contract Value After a Partial Withdrawal stated in the Contract Schedule, the partial withdrawal will be processed as a total withdrawal.

 Withdrawal Charges                 Withdrawal charges are shown in the Contract
                                    Schedule. Withdrawal charges will be charged against Purchase Payments in the chronological order We received them. Any amount withdrawn that is not subject to a withdrawal charge will be considered a "partial free withdrawal".

                                 An adjustment for a withdrawal is the sum of any amount available as a dollar for dollar reduction, and a proportionate reduction. The maximum dollar for dollar reduction is 5% of the Dollar for Dollar Base, less any prior dollar for dollar withdrawals in the Contract Year. The Dollar for Dollar Base is total premiums less withdrawals assessed a withdrawal charge and less any withdrawal charges. A proportionate reduction is applicable when the withdrawal and any withdrawal charges exceed the maximum dollar for dollar reduction. The proportionate reduction is the amount in 2. and/or 3. reduced by any dollar for dollar reduction, multiplied by (a) divided by (b), where:

                                 (a)   is the withdrawal plus any withdrawal
                                       charges reduced by any dollar for dollar reduction, and
                                 (b)   is the Contract Value, adjusted by any
                                       Market Value Adjustment, reduced by any
                                       dollar for dollar reduction.

 Payment of Death                A death benefit will be paid to the beneficiary
 Benefits During the             upon the death of the Owner, or a joint Owner,
 Accumulation Period             during the Accumulation Period. If the Owner is
                                 a non-natural person, a death benefit will be paid to the beneficiary upon the death of an Annuitant prior to the Annuity Date.

                                 We will pay the death benefit to the
                                 beneficiary when We receive due proof of death. We will then have no further obligation under this Contract.

                                 The entire interest in this Contract must be distributed within five years from the date of death unless it is applied under an Annuity Option or the spouse continues this Contract as described below.

                                 The beneficiary may elect to have the death benefit distributed as stated in Annuity Period Provisions Option 1 provided the beneficiary's life expectancy is not less than 10 years; or Options 2 or 3 as described in the Annuity Period Provisions of this Contract, based on the life expectancy of the beneficiary as prescribed by federal regulations unless You have restricted the right to make such an election. The beneficiary must make this choice within sixty days of the time We receive due proof of death, and distributions must commence within one year of the date of death.

                                 If the beneficiary is a non natural person, the beneficiary must elect that the entire death benefit be distributed within five years of Your death.

 Spousal Continuation            If this Contract was issued as a
                                 Nonqualified Plan or an Individual Retirement
                                 Annuity ("IRA") and Your spouse is the primary beneficiary when You die, Your surviving spouse may elect to be the successor Owner of this Contract. This is known as a Spousal
                                 Continuation. In such a case, no death benefit will be payable upon your death.

                                 Upon Your death, Your surviving spouse may continue this Contract under one of the following options thereby waiving claim to the death benefit otherwise payable. Electing to continue this Contract under the Spousal Continuation provision of this Contract will affect how the charges and benefits under this Contract and applicable endorsements are calculated or determined.

                                 Continuation Option 1

                                 If a Spousal Continuation is elected under this option, the surviving spouse will continue this Contract at its current value subject to the following:

                                 A. All rights, benefits, and charges of this Contract will remain in-force.

                                 B. Withdrawal charges will continue to apply to the Contract Value and to all future Purchase Payments according to the Withdrawal Charge Table on the Contract Schedule.

                                C. Upon the death of Your surviving spouse, following the date of continuance and prior to the Annuity Date, a death benefit will be paid and calculated as if s/he had been the Owner of this Contract from the Issue Date.

                                D. This Contract may not be continued under a subsequent Spousal Continuation.

                                 Continuation Option 2

                                 If a Spousal Continuation is elected under this option, the Contract Value will be adjusted to equal the amount otherwise payable as a death benefit under this Contract subject to the following:

                                 A.    The Contract Value will be adjusted to
                                       equal the amount of the death benefit.
                                       If the death benefit otherwise payable
                                       exceeds the Contract Value one day prior to the date of continuance, such excess will be credited to the money market Subaccount listed in the Contract Schedule. This amount may subsequently be transferred from the money market Subaccount to other options under this Contract.

                                 B. Upon the death of Your surviving spouse, before the Annuity Date, the amount of the death benefit payable will be determined as if: (1) the Contract was issued on the date of continuance; (2) the Contract Value applied on the date of continuance resulted from our receipt of an initial purchase payment, and (3) the greatest anniversary value will be based upon anniversary values or after the date of continuance.

                                 C.    Withdrawal charges will not apply to
                                       withdrawals made from the Contract Value credited on the date of continuance. Withdrawal Charges will apply to purchase payments made after the date of continuance.

                                 D. This Contract may not be continued under a subsequent Spousal Continuation.

                                 We may make certain riders available to the surviving spouse at the time of continuance.


 ANNUITY PERIOD PROVISIONS

 Annuity Options                 You may annuitize this Contract under one of
                                 the following Annuity options:

 Option 1                        We will make monthly payments for 10 years.
 Fixed Installment Annuity

 Option 2                        We will make monthly payments while the
 Life Annuity                    Annuitant is alive.

 Option 3                        We will make monthly payments for a 10 year
 Life Annuity with               certain period and thereafter while the
 Installments Guaranteed         Annuitant is alive.

 Option 4                        We will pay the full monthly income while both
 Joint and                       Annuitants) are alive. Upon the death of
 Survivor Annuity                either Annuitant, We will continue to pay a
                                 percentage of the original monthly payment.
                                 The percentagepayable must be selected at the time the Annuity option is chosen. The percentages available are 50%, 66 2/3%, 75% and 100%.

 Option 5                        We will make monthly payments for a 10 year
 Joint and Survivor              certain period and thereafterwhile the
 Annuity with                    Annuitants are alive.
 Installments Guaranteed

 Other Options                   We may make other Annuity options available.

  Commutability                  For annuitizations under the Fixed and Variable
                                 Annuity options with a 10 year certain period, You may elect a commutable Annuity option. You must make this election prior to the Annuity date. Under the commutable Annuity option, partial lump sum payments are available during the certain period.

                                 Lump sum payments are available once each year following the Annuity Date and may not be elected until 13 months after annuitization has started. You may elect to receive a partial lump sum payment of the present value of the remaining payments in the period certain subject to the restrictions described below. If a partial lump sum payment is elected, the remaining payments in the period certain will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the period certain prior to the withdrawal. If the Annuitant is living after the period certain is over, payments will resume without regard to any lump sum payments made during the certain period. Each time that a partial lump sum payment is made, we will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. The sum of these percentages over the life of the Contract cannot exceed 75% for Nonqualified Contracts, or 100% for Contracts issued under a Qualified Plan.

                                 In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the certain period will be calculated based on the applicable interest rate.

                                 For a Fixed Annuity option the applicable interest rate is the greater of:

                                 (a) the ten year treasury constant maturity plus 3%, and

                                 (b) the rate used to determine the initial payment plus 2%. For a Variable Annuity option the applicable interest rate is the assumed investment rate plus 2%.

                                 The amount of each payment for purposes of determining the present value of any variable installments will be the payment next scheduled after the request for commutation is received.

                                 The terms for the commutability of an Annuity option under any Contract rider are specified in the rider.

 Election of Annuity             We must receive an election of an Annuity
 Option                          option in writing. You may make an election
                                 on or before the Annuity Date provided the Annuitant is alive.

                                 A subsequent change of beneficiary, or an assignment of this Contract will revoke an election unless the assignment provides otherwise.

                                 Upon election of an Annuity option, We agree to pay the Owner on the payment due dates as stated in the specifications page of the agreement. The Owner may direct Us, in writing, to make payments to another person. An option cannot be changed after the first Annuity payment is made. If the total Contract Value is applied under one of the Annuity options, this Contract must be surrendered to Us.

                                 If an Annuity option is not elected by the Annuity Date, an Annuity will be paid under Option 3 if there is one Annuitant on the Annuity Date and Option 5 if there are joint Annuitants on the Annuity Date.

 Electing a Fixed or            If, on the seventh calendar day before the
 Variable Annuity Option        first Annuity payment due date, all the
                                Contract Value is allocated to the Fixed
                                Account or Guarantee Periods, the Annuity will be paid as a Fixed Annuity. If all of the Contract Value on such date is allocated to the Separate Account, the Annuity will be paid as a Variable Annuity. If the Contract Value on such date is allocated to a combination of the Fixed
                                Account, Guarantee Periods and Subaccounts, then the Annuity will be paid as a combination of a Fixed and a Variable Annuity. A Fixed and
                                Variable Annuity payment will reflect the investment performance of the Subaccounts in accordance with the allocation of the Contract
                                Value existing on such date. Allocations will not be changed thereafter, except as provided in the Transfers During The Annuity Period provision of this Contract.

                                Payments for all options are derived from the applicable tables. Current Annuity rates will be used if they produce greater payments than those quoted in the Contract. The age in the tables is the Age of the Annuitant on the last birthday before the first payment is due.

                                The option selected must result in a payment that is at least equal to Our minimum payment, according to Our rules, at the time the Annuity option is chosen. If at any time the payment is less than the minimum payment, We have the right to increase the period between payments to quarterly, semi-annual or annual so that the payment is at least equal to the minimum payment or to make payment in one lump sum.

 Fixed Annuity                  The Fixed Account Contract Value plus the
                                Accumulated Guarantee Period Values adjusted for any applicable Market Value Adjustment, on the first day preceding the date on which the first Annuity payment is due, is first reduced by any withdrawal charge, charges for other benefits, Records Maintenance Charge, and premium taxes that apply. The value that remains will be used to determine the Fixed
                                Annuity monthly payment in accordance with the Annuity option selected.

 Variable Annuity               The Separate Account Contract Value, at the end
                                of the Valuation Period preceding the Valuation
                                Period that includes the date on which the first
                                Annuity payment is due, is first reduced by any withdrawal charge, Records Maintenance Charge, charges for other benefits, and premium taxes that apply. The value that remains is used to determine the first monthly Annuity payment.
                                The first monthly Annuity payment is based on the guaranteed Annuity option shown in the Annuity Option Table. The dollar amount of subsequent payments may increase or decrease depending on the investment experience of each Subaccount. The number of Annuity Units per payment will remain fixed for each Subaccount unless a transfer is made. If a transfer is made, the number of Annuity Units per payment will change. Some Annuity options provide for a reduction in the income level upon the death of an Annuitant, which will reduce the number of Annuity units. The number of Annuity Units for each Subaccount is calculated by dividing a. by
                                b. where:

                                a. is the amount of the monthly payment that
                                   can be attributed to that Subaccount; and

                                b. is the Annuity Unit value for that Subaccount
                                   at the end of the Valuation Period.

                                The Valuation Period includes the date in which the payment is made. Monthly Annuity payments, after the first payment, are calculated by summing up, for each Subaccount, the product of
                                a. times b. where:

                                a. is the number of Annuity Units per payment in each Subaccount; and

                                b. is the Annuity Unit value for that Subaccount at the end of the Valuation Period.

                                The Valuation Period includes the date on which the payment is made.

  Annuity Unit Value             The value of an Annuity Unit for each
                                 Subaccount at the end of any Valuation Period is determined by multiplying the result of a.
                                 times b. by c. where:

                                 a.   is the Annuity Unit value for the
                                      immediately preceding Valuation Period;
                                      and

                                 b.   is the net investment experience factor
                                      for the Valuation Period for which the
                                      Annuity Unit value is being calculated;
                                      and

                                 c.   is the interest factor of .99993235 per
                                      calendar day of such subsequent Valuation
                                      Period to offset the effect of the assumed rate of 2.50% per year used in the Annuity Option Table. A different interest rate factor will be used if an assumed rate other than 2.50% is used in the Annuity Option Table.

  Basis of Annuity Options       The guaranteed monthly payments are based on
                                 an interest rate of 2.50% per year and,
                                 where mortality is involved, the "1983 Table a" developed by the -Society of Actuaries projected using Schedule G to the year 2015.
                                 We may also make available Variable Annuity payment options based on assumed investment rates other than 2.50%.

 Withdrawal Charge               A withdrawal charge will be applied as shown
 Upon Annuitization              in the Contract Schedule after application of
                                 any applicable Market Vale Adjustment. The withdrawal charge is waived when the Owner elects an Annuity option which provides either an income benefit period of ten years or more or a benefit under which payment is contingent on the life of the Annuitant(s).

 Transfers During the            During the Annuity Period, You may: convert
 Annuity Period                  Fixed Annuity payments to Variable Annuity
                                 payments convert Variable Annuity payments to Fixed Annuity payments; or, have Variable
                                 Annuity payments reflect the investment
                                 experience of other Subaccounts. A transfer may be made, subject to the following:

                                 1. You must send Us a written notice in a form
                                    satisfactory to Us.

                                 2. Transfers to a Subaccount are prohibited
                                    during the first year of the Annuity
                                    Period; subsequent transfers are limited to one per year.

                                 3. You may not have more than 3 subaccounts
                                    after the transfer.

                                 4. At least $5,000 of Annuity Unit value or
                                    annuity reserve value must be transferred from a subaccount or from the Fixed Account.

                                 5. At least $5,000 of Annuity Unit value or
                                    annuity reserve value must remain in the account from which the transfer was made unless the transfer will eliminate Your interest in the account.

                                 6. If We receive notice of transfer to a
                                    Subaccount more than seven (7) days before an Annuity payment date, the transfer is effective during the Valuation Period after the date We receive the notice.

                                 7. If We receive notice of transfer to a
                                    Subaccount less than seven (7) days before an Annuity payment date, the transfer is effective during the Valuation Period after the Annuity payment date.

                                 8. Transfers to the Fixed Account are
                                    available only on an anniversary of the
                                    first Annuity Date. We must receive notice at least thirty (30) days prior to the anniversary.

                                 We reserve the right at any time and without notice to any party to terminate, suspend or modify these transfer privileges.

Transfers Between                When a transfer is made between Subaccounts,
                                 the number of Annuity Units per Subaccounts payment attributable to a Subaccount to which the transfer is made is equal to a. multiplied by b. divided by c., where:

                                a. is the number of Annuity Units per payment multiplied multiplied transfer is being made;

                                b. is the Annuity Unit value for the Subaccount from which the transfer is being made; and

                                c. is the Annuity Unit value for the Subaccount to which the transfer is being made.

  Transfers from the             When a transfer is made from the Fixed Account
  Fixed Account                  to a Subaccount, the number  of Annuity Units
                                 per payment attributable to a Subaccount to which the transfer is made is equal to a.
                                 divided by b. divided by c., where:

                                 a. is the Fixed Account Annuity value being
                                    transferred;

                                 b. is the Annuity Unit. value for the
                                    Subaccount to which the transfer is being made; and

                                 c. is the present value of $1.00 per payment
                                    period using the Age(s) of the the
                                    Annuitant(s) and any remaining payments that may be due at the time of the transfer.

                                 The Fixed Account Annuity value equals the present value of the remaining Fixed -Annuity payments using the same interest and mortality basis used to calculate the Fixed Annuity payments.

  Transfers to the               The amount of money allocated to the Fixed
  Fixed Account                  Account in case of a transfer from a
                                 Subaccount equals the Annuity reserve for Your interest in such Subaccount. The Annuity reserve is the product of a. multiplied by b.
                                 multiplied by c., where:

                                 a. is the number of Annuity Units
                                    representing Your interest in such
                                    Subaccount per Annuity payment;

                                 b. is the Annuity Unit value for such
                                    Subaccount; and

                                 c. is the present value of $1.00 per payment
                                    period using the attained Age(s) of the
                                    Annuitant(s) and any remaining payments
                                    that may be due at the time of the transfer.


                                 Money allocated to the Fixed Account upon such transfer will be applied under the same Annuity option as originally elected.

 Payment of Death Benefits       If an Annuitant dies after the Annuity Date,
 During Annuity Period           the death benefit, if any, will depend on the
                                 on the Annuity option in effect.

                                 If an Owner, who is not also an Annuitant, dies after the Annuity Date; the following provisions apply:

                                 1. If the Owner was the sole Owner, the
                                    remaining annuity payments will be payable to the beneficiary in accordance with the Annuity option in effect. The beneficiary will become the Owner.

                                 2. If the Contract has joint Owners, the
                                    Annuity payments will be payable to the
                                    surviving joint Owner in accordance with the terms of the Annuity option in effect. Upon the death of the surviving joint Owner, the beneficiary becomes the Owner.

 Disbursement Upon Death         When the Annuitant or surviving joint Annuitant
 of Annuitant: Under             dies, We will automatically  continue any
 Options 1, 3 or 5               unpaid installments for the remainder of the
                                 certain period under Option 1, Option 3 or Option 5 to the Payee. However, if You elect within 60 days of Our receipt of due proof of death, We will pay a commuted value of the remaining payments of the certain period. In determining the commuted value, the present value of the remaining payments in the certain period will be calculated based on the applicable interest rate.

                                 For a Fixed Annuity Option the applicable interest rate is the greater of:

                                 a. the ten year treasury constant maturity plus
                                    3%; and

                                 b. the rate used to determine the initial
                                    payment plus 2%.

                                 For a Variable Annuity Option the applicable interest rate is the assumed investment rate plus 2%.

                                 The amount of each payment for purposes of determining the present value of any variable installments will be determined by applying the Annuity Unit Value next determined following our receipt of due proof of death.

 Supplementary Agreement        A supplementary agreement will be issued to
                                reflect payments that will be made under an Annuity option.

 Date of First Payment          Interest, under an Annuity option, will start
                                to accrue on the effective date of the
                                supplementary agreement. The supplementary agreement will provide details on the payments to be made.

 Evidence of Age, Sex           We may require satisfactory evidence of the
 and Survival                   Age, sex and the continued survival of any
                                person on whose life the income is based.

 Misstatement of Age            If the Age or sex of the Annuitant has been
 or Sex                         misstated, the amount payable under the
                                Contract will be such as the Purchase Payments sent to Us would have purchased at the correct
                                Age or sex. Interest not to exceed 6%
                                compounded each year will be charged to any overpayment or credited to any underpayment against future payments We may make under this Contract.

                              ANNUITY OPTION TABLE
           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

Option One - Fixed Installment Annuity

Number
of years         Monthly
selected         Payment

       10             9.39

Options Two and Three - Life Annuity With Installments Guaranteed

Age of          Monthly Payments Guaranteed      Age of               Monthly Payments Guaranteed
Male                                             Female
Payee                                            Payee
         None               120                               None                120

55       4.00              3.96                      55        3.64              3.62
56       4.08              4.04                      56        3.70              3.69
57       4.17              4.12                      57        3.77              3.76
58       4.26              4.21                      58        3.85              3.83
59       4.36              4.30                      59        3.92              3.90
60       4.46              4.40                      60        4.01              3.98
61       4.57              4.50                      61        4.09              4.06
62       4.69              4.61                      62        4.19              4.15
63       4.82              4.72                      63        4.28              4.24
64       4.95              4.84                      64        4.39              4.34
65       5.10              4.96                      65.       4.50              4.44
66       5.25              5.09                      66        4.62              4.55
67       5.41              5.22                      67        4.74              4.67
68       5.59              5.36                      68        4.88              4.79
69       5.77              5.51                      69        5.03              4.92
70       5.97              5.66                      70        5.18              5.06
71       6.18              5.82                      71        5.35              5.20
72       6.40              5.98                      72        5.53              5.36
73       6.64              6.14                      73        5.73              5.52
74       6.89              6.31                      74        5.94              5.68
75       7.16              6.48                      75        6.17              5.86
76       7.44              6.66                      76        6.41              6.04
77       7.75              6.84                      77        6.67              6.23
78       8.08              7.02                      78        6.96              6.42
79       8.44              7.20                      79        7.26              6.62
80       8.82              7.38                      80        7.59              6.83
81       9.22              7.56                      81        7.95              7.03
82       9.66              7.74                      82        8.34              7.24
83      10.12              7.91                      83        8.76              7.44
84      10.62              8.07                      84        9.22              7.64
85      11.16              8.23                      85        9.72              7.84

Option Four - Joint and 100% Survivor Annuity

Age of                          Age of Female Payee
Male
Payee      55          60          6570                  75         80        85
 55      3.35        3.51        3.64        3.76      3.85       3.91      3.95
 60      3.44        3.64        3.84        4.03      4.18       4.29      4.37
 65      3.51        3.76        4.03        4.30      4.55       4.75      4.89
 70      3.56        3.85        4.19        4.56      4.93       5.27      5.54
 75      3.59        3.91        4.30.       4.77      5.29       5.82      6.28
 80      3.61        3.95        4.38        4.93      5.59       6.33      7.08
 85      3.62        3.98        4.43        5.04      5.82       6.78      7.85

Option Five - Joint and 100% Survivor Annuity with Installments Guaranteed for 10 years

 Age of                      Age of Female Payee
 Male
 Payee     55        60        65       70         75          80           85
 55      3.35      3.50      3.64     3.76       3.84        3.90         3.94
 60      3.44      3.64      3.84     4.02       4.17        4.28         4.34
 65      3.51      3.76      4.03     4.29       4.54        4.72         4.85
 70      3.56      3.85      4.18     4.54       4.91        5.22         5.45
 75      3.59      3.91      4.29     4.75       5.24        5.72         6.10
 80      3.61      3.94      4.37     4.90       5.51        6.16         6.73
 85      3.62      3.96      4.41     4.99       5.70        6.50         7.26

Rates for ages not shown here will be provided upon request.

FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY

NON-PARTICIPATING

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED DOLLAR AMOUNT. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD AS TO PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON GUARANTEE PERIOD VALUES, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA STATED IN THE CONTRACT SCHEDULE.

READ YOUR CONTRACT CAREFULLY

Kemper Investors Life Insurance Company

A Stock Life Insurance Company

1600 McConnor Parkway, Schaumburg, Illinois 60196-6801

                              ANNUITY OPTION TABLE
           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

Option One - Fixed Installment Annuity
Number
of years     Monthly
selected     Payment

     10          9.39

Options Two and Three - Life Annuity With Installments Guaranteed

Age of          Monthly Payments Guaranteed
Payee

         None                120

 55       3.82              3.80
 56       3.90              3.87
 57       3.97              3.94
 58       4.06              4.02
 59       4.14              4.11
 60       4.24              4.19
 61       4.34              4.29
 62       4.44              4.38
 63       4.55              4.48
 64       4.67              4.59
 65       4.80              4.71
 66       4.93              4.83
 67       5.08              4.95
 68       5.23              5.08
 69       5.40              5.22
 70       5.57              5.37
 71       5.76              5.52
 72       5.96              5.67
 73       6.18              5.84
 74       6.41              6.01
 75       6.66              6.18
 76       6.92              6.36
 77       7.21              6.55
 78       7.51              6.73
 79       7.84              6.92
 80       8.20              7.12
 81       8.58              7.31
 82       8.99              7.50
 83       9.43              7.69
 84       9.91              7.87
 85       10.43             8.05

Option Four - Joint and 100% Survivor Annuity

Age of                     Age of Secondary Payee
Primary
Payee     55        60          65        70          75         80         85
 55      3.37     3.49        3.59      3.67        3.73       3.77       3.79
 60      3.49     3.67        3.83      3.96        4.06       4.13       4.18
 65      3.59     3.83        4.06      4.27        4.45       4.59       4.68
 70      3.67     3.96        4.27      4.59        4.89       5.13       5.31
 75      3.73     4.06        4.45      4.89        5.33       5.75       6.08
 80      3.77     4.13        4.59      5.13        5.75       6.38       6.97
 85      3.79     4.18        4.68      5.31        6.08       6.97       7.90


Option Five - Joint and 100% Survivor Annuity with Installments Guaranteed for 10 years

Age of                     Age of Secondary Payee
Primary
Payee      55       60          65        70          75         80         85
 55      3.37     3.49        3.59      3.67        3.73       3.76       3.78
 60      3.49     3.67        3.82      3.96        4.06       4.12       4.16
 65      3.59     3.82        4.06      4.27        4.44       4.56       4.64
 70      3.67     3.96        4.27      4.58        4.86       5.08       5.24
 75      3.73     4.06        4.44      4.86        5.28       5.65       5.92
 80      3.76     4.12        4.56      5.08        5.65       6.20       6.65
 85      3.78     4.16        4.64      5.24        5.92       6.65       7.29

Rates for ages not shown here will be provided upon request.